UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2014

ISATORI, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11900	75-2422983
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15000 W 6th Avenue, Suite 202 Golden, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-215-9174

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 13, 2014, iSatori, Inc. (the “Company”) announced the resignation of Mr. Bradford Morgan as a member of the board of directors of the Company (the “Board”).  Mr. Morgan’s resignation was not a result of any disagreement with the Board, the Company or its management on any matter relating to the Board or the Company’s operations, policies, or practices.

(c) Also, on November 13, 2014, the Company announced the appointment of Mr. Larry Morgan, Mr. Bradford Morgan’s brother, as a member of the Board. Mr. Larry Morgan. Mr. Larry Morgan most recently served as the Divisional Vice President of Eastman Kodak. Prior to Eastman Kodak, Mr. Larry Morgan was an executive for Pepsi Cola International focused on Latin American Markets. Mr. Larry Morgan holds a bachelor’s degree from Cornell University and an MBA from the University of Virginia’s Darden School. The Company believes Mr. Larry Morgan’s extensive experience in marketing and brand development qualify him to be a member of the Board.

Mr. Larry Morgan will replace Mr. Bradford Morgan as member of the Audit Committee and Compensation Committee of the Board.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

99.1	Press release, dated November 13, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2014

ISATORI, INC.

By:	/s/ Stephen Adelé
Stephen Adelé
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated November 13, 2014